911 Main Street, Suite 1500
Kansas City, MO 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 13, 2007
Statement of Compliance
For Period ending December 31, 2006

Re: Transactions per Attachment A

I, Bryan S. Nitcher, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc., do hereby state that:

▪	A review of the Primary Servicing and Master Servicing activities of KBREC during the above stated period and of its performance, under the Agreement, has been made under my supervision.

▪	To the best of my knowledge, based on such review, KBREC has fulfilled all of its obligations under the Agreement in all material respects, except for:

1.	1122(d)(2)(vii) - Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.

a.
One T&I bank reconciliation contained reconciling items for more than ninety days. Although monthly reconciliations are performed timely, appropriate steps will be taken to resolve, within ninety days of identification, all reconciling items on the custodial account bank reconciliations.

2.	1122(d)(4)(xv) - Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

b.
Three original Letters of Credit were not maintained at KCRECM's office. Steps have been taken to retain and secure all original Letters of Credit in KCRECM's offices, instead of maintaining them with the Document Custodian.

By:	Date:
/s/ Bryan S. Nitcher	3-13-07
Bryan S. Nitcher
Senior Vice President

Attachment A to Annual Compliance Statement

Commercial Mortgage Pass-Through Certificates
KeyCorp Real Estate Capital Markets, Inc. as Master Servicer

Credit Suisse First Boston Mortgage Series Corp., Series 2006-C1, dated 03/01/2006
Credit Suisse First Boston Mortgage Series Corp., Series 2006-C4, dated 09/01/2006
Credit Suisse First Boston Mortgage Series Corp., Series 2006-C5, dated 12/01/2006
Credit Suisse First Boston Mortgage Series Corp., Series 2006-OMA, dated 02/10/2006
Credit Suisse First Boston Mortgage Series Corp., Series 2006-TFL1, dated 04/09/2006
Credit Suisse First Boston Mortgage Series Corp., Series 2006-TFL2, dated 11/09/2006
Merrill Lynch Floating Trust Pass-Through Certificates, Series 2006-1, dated 11/01/2006
ML-CFC, Series 2006-2, dated 06/01/2006

Commercial Mortgage Pass-Through Certificates
KeyCorp Real Estate Capital Markets, Inc., as Primary Servicer

Bank of America Commercial Mortgage, Inc., Series 2006-1, dated 03/01/2006
Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust 2006-C7,
    dated 11/13/2006